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                                         CE SOFTWARE, INC.
                                   ANNUAL MEETING OF STOCKHOLDERS
                                      Friday, March 23, 2001
                                              1:30 PM
                                            CE SOFTWARE
                                       1801 Industrial Circle
                                     West Des Moines, IA 50265









CE Software, Inc.
1801 Industrial Circle, West Des Moines, IA, 50265                        proxy


This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 23, 2001.

The shares of stock you hold as of the record date will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint John S. Kirk and Richard A. Skeie, and each of them, with full power of substitution, to vote shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                           See reverse for voting instructions.
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                           |                         |
                           V   Please detach here    V
            The Board of Directors Recommends a vote FOR Items 1 and 2.
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
1. Election of Directors:   01 Richard A. Skeie             [ ]  Vote FOR        [ ] Vote WITHHELD
                            02 John S. Kirk                    all nominees          from all nominees
                            03 Donald M. Brown                                       (except as marked)
                                                            __________________________________________
(Instructions:  To withhold authority to vote for any       |                                         |
indicated nominee, write the number(s) of the nominee(s)    |                                         |
in the box provided to the right.)                          |_________________________________________|
          _   _   _
2. To approve the Asset Purchase Agreement dated as of      [ ]  For       [ ]  Against   [ ]  Abstain
January 22, 2001 by which the Company will purchase
certain software products from PrairieSoft, Inc. for a
purchase price consisting of (i) cash payments and debt
forgiveness totaling $100,000 and (ii) 300,000 newly
issued shares of the Company's unregistered Common Stock.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below:                                      Date ____________________

                                                            __________________________________________
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                                                            Signature(s) in Box
                                                            Please sign exactly as your name(s) appear
                                                            on Proxy.  If held in joint tenancy, all
                                                            persons must sign.  Trustees, adminis-
                                                      trators, etc., should include title and
                                                      authority.  Corporation should provide full
                                                      name of corporation and title of authorized
                                                      officer signing the proxy.
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